                                                                    Exhibit 99.1


                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
           FOR THE LTV INTEGRATED STEEL BUSINESS FOR THE PERIOD ENDED
                                FEBRUARY 29, 2004



                                                 :
IN RE:                                           :  CHAPTER 11
                                                 :
LTV STEEL COMPANY, INC.,                         :  JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,                :  CASE NO. 00-43866
                          -- --                  :
                                    DEBTORS.     :  CHIEF JUDGE RANDOLPH BAXTER


     As Vice President and Controller of The LTV Corporation ("LTV"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

     1. I have reviewed the following Integrated Steel Business financial reports for February 2004 attached hereto (collectively, the "Statements") - Cash Receipts and Disbursements and Debtors' Cash Account Balances.

     2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

     3. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

     4. All postpetition taxes, as described in Sections 1 and 14 of the Operating Instructions, and due prior to the commencement of the LTV Steel Asset Protection Plan, are current and have been paid in the ordinary course of business.

     5. No professional fees have been paid without specific Court authorization.

     The Statements were prepared by LTV under my direction and supervision. LTV verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.


                                                 /s/ John T. Delmore
Dated:  March 16, 2004                          ------------------------------
                                                John T. Delmore
                                                Vice President and Controller
                                                The LTV Corporation

THE LTV CORPORATION
Integrated Steel Business
Cash Receipts and Disbursements - February 2004
(Unaudited)
($ in Thousands)



Receipts                                                           $  1,438
                                                                   ---------

Disbursements:
             Labor                                                      282
             Healthcare                                                 156
             Non-labor administrative expenditures                       30
             Taxes, insurance and other                                 164
             Bank Fees                                                   14
             Chapter 11 Professionals                                   835
             Other                                                      190
                                                                   ---------
                   Total                                              1,671
                                                                   ---------

Receipts less Disbursements                                            (233)

Beginning cash balance                                               21,497

                                                                   ---------
Ending cash balance                                                $ 21,264
                                                                   =========



      See accompanying notes to Cash Receipts and Disbursements Schedule.

THE LTV CORPORATION
Notes to Integrated Steel Business Cash Receipts and Disbursements Schedule - February 2004

On December 7, 2001, the Court entered an order (the "APP Order") authorizing LTV Steel Company, Inc. and its affiliated debtors (collectively, the "Debtors") to implement an asset protection plan (the "APP") for the safe and orderly cessation and winddown of their integrated steel business over a nine-month period (the "APP Period"). On August 30, 2002 the Court entered an order that, among other things, extended the duration of the APP from September 13, 2002 to December 13, 2002. Pursuant to the APP Order, the Debtors hot-idled their primary integrated steel facilities in December 2001 and ceased producing steel. After entry of the APP Order, the Debtors' integrated steel business continued to ship product that remained in inventory, collected receivables and marketed the integrated steel assets for sale under Court-approved sale procedures. By order dated February 28, 2002, the Court approved the sale of substantially all of the Debtors' integrated steel assets to WLR Acquisition Corp. n/k/a International Steel Group, Inc. ("ISG") for a purchase price of approximately $80 million (of which approximately $11 million has been allocated to the purchase of the assets of certain non-debtor railroads), plus the assumption of certain environmental and other obligations. ISG also purchased inventories which were located at the integrated steel facilities for approximately $52 million. The sale of the Debtors' integrated steel assets to ISG closed in April 2002, and a second closing related to the purchase of the inventory occurred in May 2002. Shareholders will not receive any value as a result of the sale of the Debtors' integrated steel assets to ISG.

Under the APP, the Debtors paid expenditures in accordance with a budget negotiated with their postpetition secured lenders (collectively, the "DIP Lenders") for the consensual use of cash collateral to complete the orderly wind down of the integrated steel business, which budget was approved by the Court on December 18, 2001 and subsequently amended from time to time (the "APP Budget"). Pursuant to the APP Budget, the Debtors were also required to fund certain expenditures for professional fees and expenses.

On December 31, 2002, substantially all of the assets of the Pipe and Conduit Business, consisting of LTV Tubular Company, a division of LTV Steel Company, Inc., and Georgia Tubing Corporation, were sold to Maverick Tube Corporation for cash of approximately $120 million plus the assumption of certain environmental and other obligations. On October 16, 2002, the Debtors' announced that they intend to reorganize the Copperweld Business as a stand-alone business. LTV no longer exercised any control over the business or affairs of the Copperweld Business. A separate plan of reorganization was developed for the Copperweld Business. On August 5, 2003, the Copperweld Business filed a Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for the Joint Plan of Reorganization of Copperweld Corporation and Certain of its Debtor Affiliates. On October 8, 2003, the Court approved the Second Amended Disclosure Statement. On November 17, 2003, the Court confirmed the Second Amended Joint Plan, as modified, and on December 17, 2003 the Effective Date occurred and the common stock was cancelled. Because The LTV Corporation ("LTV") will receive no distributions under the Second Amended Plan, LTV's equity in the Copperweld Business is worthless.

THE LTV CORPORATION
Notes to Integrated Steel Business Cash Receipts and Disbursements Schedule - February 2004

In November 2002, the Debtors paid the DIP Lenders the remaining balance due for outstanding loans and in December 2002, the remaining letters of credit were cancelled or cash collateralized. Consequently, the Debtors have no remaining obligation to the DIP Lenders. Pursuant to an order of the Court entered on February 11, 2003, LTV Steel has continued the orderly liquidation and wind down of its businesses.

On October 8, 2003, the Court entered an Order substantively consolidating the Chapter 11 estates of LTV Steel and Georgia Tubing Corporation for all purposes.

On November 28, 2003, approximately $90.7 million was distributed by LTV Steel to other Debtors pursuant to the Intercompany Settlement Agreement that was approved by the Court on November 17, 2003. Because the amount of secured and unsecured debt of such other Debtors exceeds the amount of the distributions to such other Debtors, LTV 's equity in such Debtors is worthless. In December, 2003 an additional $1.2 million was transferred to the account of LTV.

On December 23, 2003, the Court entered an Order authorizing LTV Steel and Georgia Tubing to make distributions to their administrative creditors and, after the final distribution, to dismiss their Chapter 11 cases and dissolve. On January 21, 2004, an initial funding of $65 million was made to a distribution disbursing account; payments to administrative creditors under the first distribution were initiated from this account on January 22, 2004. At this time LTV Steel and Georgia Tubing are unable to definitively estimate the amount of cash that will be available for distribution to administrative creditors, but they will not be able to pay all of their administrative claims in full and will not be able to provide any recovery to the unsecured creditors of LTV Steel and Georgia Tubing. Additionally, the value obtained from the liquidation of the Debtors' remaining assets will not be sufficient to provide any recovery for common shareholders of LTV.

THE LTV CORPORATION
Integrated Steel Business - Debtors' Cash Account Balances - February 2004 (Unaudited)
($ in Thousands)





     JP Morgan Chase                                        $ 20,383
     Outstanding Checks                                         (281)
     National City Corporate                                     649
     Mellon Bank Corporate                                       513

                                                        -------------
          Total                                             $ 21,264
                                                        =============